UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  February 20, 2018
HAMILTON BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35693	46-0543309
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

501 Fairmount Avenue, Suite 200, Towson, Maryland		21286
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code:   (410) 823-4510
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     Renewal of Employment Agreement with Robert A. DeAlmeida.  On February 20, 2018, the Board of Directors of Hamilton Bank (the "Bank"), the wholly-owned subsidiary of Hamilton Bancorp, Inc., renewed the Employment Agreement between the Bank and Robert A. DeAlmeida, President and Chief Executive Officer, dated October 10, 2012, with the term continuing until October 10, 2021.  All other terms and conditions of the Employment Agreement shall remain in full force and effect.
Renewal of Change in Control Agreements.  On February 20, 2018, the Board of Directors of the Bank also renewed: (1) the Change in Control Agreement between the Bank and Ellen R. Fish, Executive Vice President, dated February 27, 2015; and (2) the Change in Control Agreement between the Bank and John P. Marzullo, Senior Vice President, Chief Financial Officer and Treasurer, dated October 10, 2012, with terms of each agreement continuing until October 10, 2020.  All other terms and conditions of the Change in Control Agreements shall remain in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HAMILTON BANCORP, INC.

DATE: February 21, 2018	By:	/s/ John P. Marzullo
John P. Marzullo
Senior Vice President, Chief Financial Officer and Treasurer